Exhibit 99.1
Boeing Reports Fourth Quarter Results
Fourth Quarter 2024
•Finalized the International Association of Machinists and Aerospace Workers (IAM) agreement and resumed production across the 737, 767 and 777/777X programs
•Financials reflect previously announced impacts of the IAM work stoppage and agreement, charges for certain defense programs, and costs associated with workforce reductions announced last year
•Revenue of $15.2 billion, GAAP loss per share of ($5.46) and core (non-GAAP)* loss per share of ($5.90)
•Operating cash flow of ($3.5) billion; cash and marketable securities of $26.3 billion
Full Year 2024
•Delivered 348 commercial airplanes and recorded 279 net orders
•Total company backlog grew to $521 billion, including over 5,500 commercial airplanes

Table 1. Summary Financial Results	Fourth Quarter			Full Year
(Dollars in Millions, except per share data)	2024	2023	Change	2024	2023	Change

Revenues	$15,242	$22,018	(31)%	$66,517	$77,794	(14)%

GAAP
(Loss)/earnings from operations	($3,770)	$283	NM	($10,707)	($773)	NM
Operating margins	(24.7)%	1.3%	NM	(16.1)%	(1.0)%	NM
Net loss	($3,861)	($30)	NM	($11,829)	($2,242)	NM
Basic loss per share	($5.46)	($0.04)	NM	($18.36)	($3.67)	NM
Operating cash flow	($3,450)	$3,381	NM	($12,080)	$5,960	NM
Non-GAAP*
Core operating (loss)/earnings	($4,042)	$90	NM	($11,811)	($1,829)	NM
Core operating margins	(26.5)%	0.4%	NM	(17.8)%	(2.4)%	NM
Core loss per share	($5.90)	($0.47)	NM	($20.38)	($5.81)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., January 28, 2025 – The Boeing Company [NYSE: BA] recorded fourth quarter revenue of $15.2 billion, GAAP loss per share of ($5.46) and core loss per share (non-GAAP)* of ($5.90) (Table 1) primarily reflecting previously announced impacts of the IAM work stoppage and agreement, charges for certain defense programs, and costs associated with workforce reductions announced last year. Boeing reported operating cash flow of ($3.5) billion and free cash flow of ($4.1) billion (non-GAAP)*.
“We made progress on key areas to stabilize our operations during the quarter and continued to strengthen important aspects of our safety and quality plan,” said Kelly Ortberg, Boeing president and chief executive officer. "My team and I are focused on making the fundamental changes needed to fully recover our company's performance and restore trust with our customers, employees, suppliers, investors, regulators and all others who are counting on us."

Table 2. Cash Flow	Fourth Quarter		Full Year
(Millions)	2024	2023	2024	2023
Operating cash flow	($3,450)	$3,381	($12,080)	$5,960
Less additions to property, plant & equipment	($648)	($431)	($2,230)	($1,527)
Free cash flow*	($4,098)	$2,950	($14,310)	$4,433
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was ($3.5) billion in the quarter reflecting lower commercial deliveries, as well as unfavorable working capital timing, primarily driven by the IAM work stoppage (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	4Q 2024	3Q 2024
Cash	$13.8	$10.0
Marketable securities[1]	$12.5	$0.5
Total	$26.3	$10.5

Consolidated debt	$53.9	$57.7
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $26.3 billion, compared to $10.5 billion at the beginning of the quarter, primarily driven by a $24 billion capital raise partially offset by free cash flow usage and debt repayment in the quarter (Table 3). Debt was $53.9 billion, down from $57.7 billion at the beginning of the quarter, driven by the early repayment of a $3.5 billion bond originally maturing in 2025. The company maintains access to credit facilities of $10.0 billion, which remain undrawn.
Total company backlog at quarter end was $521 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Fourth Quarter			Full Year
(Dollars in Millions)	2024	2023	Change	2024	2023	Change

Deliveries	57	157	(64)%	348	528	(34)%

Revenues	$4,762	$10,481	(55)%	$22,861	$33,901	(33)%
(Loss)/earnings from operations	($2,090)	$41	NM	($7,969)	($1,635)	NM
Operating margins	(43.9)%	0.4%	NM	(34.9)%	(4.8)%	NM
Commercial Airplanes fourth quarter revenue of $4.8 billion and operating margin of (43.9) percent reflect the previously announced impacts associated with the IAM work stoppage and agreement including lower deliveries and pre-tax charges of $1.1 billion on the 777X and 767 programs (Table 4).
The 737 program resumed production in the quarter and plans to gradually increase production rate. The 787 program exited the year at a production rate of five per month and recently announced plans to expand South Carolina operations. In January, the 777X program resumed FAA certification flight testing, and the company still anticipates first delivery of the 777-9 in 2026.
Commercial Airplanes booked 204 net orders in the quarter, including 100 737-10 airplanes for Pegasus Airlines and 30 787-9 airplanes for flydubai. Commercial Airplanes delivered 57 airplanes during the quarter and backlog included over 5,500 airplanes valued at $435 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Fourth Quarter			Full Year
(Dollars in Millions)	2024	2023	Change	2024	2023	Change

Revenues	$5,411	$6,746	(20)%	$23,918	$24,933	(4)%
Loss from operations	($2,267)	($101)	NM	($5,413)	($1,764)	NM
Operating margins	(41.9)%	(1.5)%	NM	(22.6)%	(7.1)%	NM
    Defense, Space & Security fourth quarter revenue of $5.4 billion and operating margin of (41.9) percent reflect the previously announced pre-tax charges of $1.7 billion on the KC-46A, T-7A, Commercial Crew, VC-25B and MQ-25 programs.
In January, the U.S. Air Force announced an updated acquisition approach for the T-7A Red Hawk that allows the company to provide a production-ready configuration to the customer prior to low-rate initial production, which better supports the operational needs of the customer and reduces future production risk.
During the quarter, Defense, Space & Security captured an award from the U.S. Air Force for 15 KC-46A Tankers, secured an order for seven P-8A Poseidon aircraft from the U.S. Navy, and delivered the final T-7A Red Hawk engineering and manufacturing development aircraft to the U.S. Air Force. Backlog at Defense, Space & Security was $64 billion, of which 29 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	Fourth Quarter			Full Year
(Dollars in Millions)	2024	2023	Change	2024	2023	Change

Revenues	$5,119	$4,849	6%	$19,954	$19,127	4%
Earnings from operations	$998	$842	19%	$3,618	$3,329	9%
Operating margins	19.5%	17.4%	2.1 pts	18.1%	17.4%	0.7 pts
    Global Services fourth quarter revenue of $5.1 billion and operating margin of 19.5 percent reflect higher commercial volume and mix.
During the quarter, Global Services secured awards for C-17 sustainment and a contract for F-15 Japan Super Interceptor upgrade services from the U.S. Air Force.
Additional Financial Information

Table 7. Additional Financial Information	Fourth Quarter		Full Year
(Dollars in Millions)	2024	2023	2024	2023
Revenues
Unallocated items, eliminations and other	($50)	($58)	($216)	($167)
Loss from operations
Unallocated items, eliminations and other	($683)	($692)	($2,047)	($1,759)
FAS/CAS service cost adjustment	$272	$193	$1,104	$1,056
Other income, net	$432	$308	$1,222	$1,227
Interest and debt expense	($755)	($600)	($2,725)	($2,459)
Effective tax rate	5.7%	(233.3)%	3.1%	(11.8)%
    Unallocated items, eliminations and other primarily reflects timing of allocations.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(Loss), Core Operating Margin and Core Earnings/(Loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margin and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12 and 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for a reconciliation of free cash flow to the most directly comparable GAAP measure, operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate.

Forward-looking statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers; (9) changes in accounting estimates; (10) our pending acquisition of Spirit AeroSystems Holdings, Inc. (Spirit), including the satisfaction of closing conditions in the expected timeframe or at all; (11) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our pending acquisition of Spirit; (12) our dependence on U.S. government contracts; (13) our reliance on fixed-price contracts; (14) our reliance on cost-type contracts; (15) contracts that include in-orbit incentive payments; (16) management of a complex, global IT infrastructure; (17) compromise or unauthorized access to our, our customers’ and/or our suppliers' information and systems; (18) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (19) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (20) potential environmental liabilities; (21) effects of climate change and legal, regulatory or market responses to such change; (22) credit rating agency actions and our ability to effectively manage our liquidity; (23) substantial pension and other postretirement benefit obligations; (24) the adequacy of our insurance coverage; and (25) customer and aircraft concentration in our customer financing portfolio.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or David Dufault BoeingInvestorRelations@boeing.com
Communications:	Peter Pedraza media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions, except per share data)	2024	2023	2024	2023
Sales of products	$53,227	$65,581	$11,901	$18,920
Sales of services	13,290	12,213	3,341	3,098
Total revenues	66,517	77,794	15,242	22,018

Cost of products	(57,394)	(59,864)	(14,010)	(16,724)
Cost of services	(11,114)	(10,206)	(2,821)	(2,597)
Total costs and expenses	(68,508)	(70,070)	(16,831)	(19,321)
	(1,991)	7,724	(1,589)	2,697
Income from operating investments, net	71	46	12	1
General and administrative expense	(5,021)	(5,168)	(1,398)	(1,535)
Research and development expense, net	(3,812)	(3,377)	(836)	(881)
Gain on dispositions, net	46	2	41	1
(Loss)/earnings from operations	(10,707)	(773)	(3,770)	283
Other income, net	1,222	1,227	432	308
Interest and debt expense	(2,725)	(2,459)	(755)	(600)
Loss before income taxes	(12,210)	(2,005)	(4,093)	(9)
Income tax benefit/(expense)	381	(237)	232	(21)
Net loss	(11,829)	(2,242)	(3,861)	(30)
Less: net (loss)/earnings attributable to noncontrolling interest	(12)	(20)	4	(7)
Net loss attributable to Boeing shareholders	($11,817)	($2,222)	($3,865)	($23)
Less: Mandatory convertible preferred stock dividends accumulated during the period	58		58
Net loss attributable to Boeing common shareholders	($11,875)	($2,222)	($3,923)	($23)
Basic loss per share	($18.36)	($3.67)	($5.46)	($0.04)
Diluted loss per share	($18.36)	($3.67)	($5.46)	($0.04)
Weighted average diluted shares (millions)	647.2	606.1	718.1	609.5

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	December 31 2024	December 31 2023
Assets
Cash and cash equivalents	$13,801	$12,691
Short-term and other investments	12,481	3,274
Accounts receivable, net	2,631	2,649
Unbilled receivables, net	8,363	8,317
Current portion of financing receivables, net	207	99
Inventories	87,550	79,741
Other current assets, net	2,965	2,504
Total current assets	127,998	109,275
Financing receivables and operating lease equipment, net	314	860
Property, plant and equipment, net of accumulated depreciation of $22,925 and $22,245	11,412	10,661
Goodwill	8,084	8,093
Acquired intangible assets, net	1,957	2,094
Deferred income taxes	185	59
Investments	999	1,035
Other assets, net of accumulated amortization of $1,085 and $1,046	5,414	4,935
Total assets	$156,363	$137,012
Liabilities and equity
Accounts payable	$11,364	$11,964
Accrued liabilities	24,103	22,331
Advances and progress billings	60,333	56,328
Short-term debt and current portion of long-term debt	1,278	5,204
Total current liabilities	97,078	95,827
Deferred income taxes	122	229
Accrued retiree health care	2,176	2,233
Accrued pension plan liability, net	5,997	6,516
Other long-term liabilities	2,318	2,332
Long-term debt	52,586	47,103
Total liabilities	160,277	154,240
Shareholders’ equity:
Mandatory convertible preferred stock, 6% Series A, par value $1.00 - 20,000,000 shares authorized; 5,750,000 shares issued; aggregate liquidation preference $5,750	6
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	18,964	10,309
Treasury stock, at cost - 263,044,841 and 402,746,136 shares	(32,386)	(49,549)
Retained earnings	15,362	27,251
Accumulated other comprehensive loss	(10,915)	(10,305)
Total shareholders’ deficit	(3,908)	(17,233)
Noncontrolling interests	(6)	5
Total equity	(3,914)	(17,228)
Total liabilities and equity	$156,363	$137,012

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Twelve months ended December 31
(Dollars in millions)	2024	2023
Cash flows – operating activities:
Net loss	($11,829)	($2,242)
Adjustments to reconcile net loss to net cash (used)/provided by operating activities:
Non-cash items –
Share-based plans expense	407	690
Treasury shares issued for 401(k) contribution	1,601	1,515
Depreciation and amortization	1,836	1,861
Investment/asset impairment charges, net	112	46
Gain on dispositions, net	(46)	(2)
777X and 767 reach-forward losses	4,079
Other charges and credits, net	528	3
Changes in assets and liabilities –
Accounts receivable	(37)	(128)
Unbilled receivables	(60)	321
Advances and progress billings	4,069	3,365
Inventories	(12,353)	(1,681)
Other current assets	(16)	389
Accounts payable	(793)	1,672
Accrued liabilities	1,563	779
Income taxes receivable, payable and deferred	(567)	44
Other long-term liabilities	(329)	(313)
Pension and other postretirement plans	(959)	(1,049)
Financing receivables and operating lease equipment, net	512	571
Other	202	119
Net cash (used)/provided by operating activities	(12,080)	5,960
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(2,230)	(1,527)
Proceeds from disposals of property, plant and equipment	49	27
Acquisitions, net of cash acquired	(50)	(70)
Proceeds from dispositions	124
Contributions to investments	(13,856)	(16,448)
Proceeds from investments	4,743	15,739
Supplier notes receivable	(694)	(162)
Repayments on supplier notes receivable	40
Purchase of distribution rights	(88)
Other	(11)	4
Net cash used by investing activities	(11,973)	(2,437)
Cash flows – financing activities:
New borrowings	10,161	75
Debt repayments	(8,673)	(5,216)
Common stock issuance, net of issuance costs	18,200
Mandatory convertible preferred stock issuance, net of issuance costs	5,657
Stock options exercised		45
Employee taxes on certain share-based payment arrangements	(83)	(408)
Other	(53)	17
Net cash provided/(used) by financing activities	25,209	(5,487)
Effect of exchange rate changes on cash and cash equivalents	(47)	30
Net increase/(decrease) in cash & cash equivalents, including restricted	1,109	(1,934)
Cash & cash equivalents, including restricted, at beginning of year	12,713	14,647
Cash & cash equivalents, including restricted, at end of period	13,822	12,713
Less restricted cash & cash equivalents, included in Investments	21	22
Cash & cash equivalents at end of year	$13,801	$12,691

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Twelve months ended December 31		Three months ended December 31
(Dollars in millions)	2024	2023	2024	2023
Revenues:
Commercial Airplanes	$22,861	$33,901	$4,762	$10,481
Defense, Space & Security	23,918	24,933	5,411	6,746
Global Services	19,954	19,127	5,119	4,849
Unallocated items, eliminations and other	(216)	(167)	(50)	(58)
Total revenues	$66,517	$77,794	$15,242	$22,018
(Loss)/earnings from operations:
Commercial Airplanes	($7,969)	($1,635)	($2,090)	$41
Defense, Space & Security	(5,413)	(1,764)	(2,267)	(101)
Global Services	3,618	3,329	998	842
Segment operating (loss)/earnings	(9,764)	(70)	(3,359)	782
Unallocated items, eliminations and other	(2,047)	(1,759)	(683)	(692)
FAS/CAS service cost adjustment	1,104	1,056	272	193
(Loss)/earnings from operations	(10,707)	(773)	(3,770)	283
Other income, net	1,222	1,227	432	308
Interest and debt expense	(2,725)	(2,459)	(755)	(600)
Loss before income taxes	(12,210)	(2,005)	(4,093)	(9)
Income tax benefit/(expense)	381	(237)	232	(21)
Net loss	(11,829)	(2,242)	(3,861)	(30)
Less: net (loss)/earnings attributable to noncontrolling interest	(12)	(20)	4	(7)
Net loss attributable to Boeing shareholders	($11,817)	($2,222)	($3,865)	($23)
Less: Mandatory convertible preferred stock dividends accumulated during the period	58		58
Net loss attributable to Boeing common shareholders	(11,875)	(2,222)	(3,923)	(23)

Research and development expense, net:
Commercial Airplanes	$2,386	$2,036	$534	$498
Defense, Space & Security	917	919	189	267
Global Services	132	107	29	23
Other	377	315	84	93
Total research and development expense, net	$3,812	$3,377	$836	$881

Unallocated items, eliminations and other:
Share-based plans	$171	$62	$53	$95
Deferred compensation	(114)	(188)	(14)	(117)
Amortization of previously capitalized interest	(93)	(95)	(23)	(24)
Research and development expense, net	(377)	(315)	(84)	(93)
Eliminations and other unallocated items	(1,634)	(1,223)	(615)	(553)
Sub-total (included in Core operating loss)	(2,047)	(1,759)	(683)	(692)
Pension FAS/CAS service cost adjustment	811	799	203	136
Postretirement FAS/CAS service cost adjustment	293	257	69	57
FAS/CAS service cost adjustment	1,104	1,056	$272	$193
Total	($943)	($703)	($411)	($499)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Twelve months ended December 31		Three months ended December 31
Commercial Airplanes	2024	2023	2024	2023
737	265	396	36	110
747	—	1	—	—
767	18	32	3	15
777	14	26	3	9
787	51	73	15	23
Total	348	528	57	157

Defense, Space & Security
AH-64 Apache (New)	16	20	6	3
AH-64 Apache (Remanufactured)	34	57	10	19
CH-47 Chinook (New)	4	11	2	3
CH-47 Chinook (Renewed)	9	9	2	2
F-15 Models	14	9	4	3
F/A-18 Models	11	22	6	6
KC-46 Tanker	10	13	—	9
MH-139	6	2	3	1
P-8 Models	4	11	—	4
T-7A Red Hawk	2	3	1	2
Commercial Satellites	2	5	2	2
Total[1]	112	162	36	54
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	December 31 2024	December 31 2023
Commercial Airplanes	$435,175	$440,507
Defense, Space & Security	64,023	59,012
Global Services	21,403	19,869
Unallocated items, eliminations and other	735	807
Total backlog	$521,336	$520,195

Contractual backlog	$498,802	$497,094
Unobligated backlog	22,534	23,101
Total backlog	$521,336	$520,195

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures of loss from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Fourth Quarter 2024		Fourth Quarter 2023
	$ millions	Per Share	$ millions	Per Share
Revenues	$15,242		$22,018
(Loss)/earnings from operations (GAAP)	(3,770)		283
Operating margins (GAAP)	(24.7)%		1.3%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(203)		(136)
Postretirement FAS/CAS service cost adjustment	(69)		(57)
FAS/CAS service cost adjustment	(272)		(193)
Core operating (loss)/earnings (non-GAAP)	($4,042)		$90
Core operating margins (non-GAAP)	(26.5)%		0.4%

Diluted loss per share (GAAP)		($5.46)		($0.04)
Pension FAS/CAS service cost adjustment	($203)	($0.28)	($136)	($0.23)
Postretirement FAS/CAS service cost adjustment	(69)	(0.10)	(57)	(0.09)
Non-operating pension income	(108)	(0.15)	(127)	(0.21)
Non-operating postretirement income	(18)	(0.03)	(14)	(0.02)
Provision for deferred income taxes on adjustments [1]	84	0.12	70	0.12
Subtotal of adjustments	($314)	($0.44)	($264)	($0.43)
Core loss per share (non-GAAP)		($5.90)		($0.47)

Weighted average diluted shares (in millions)		718.1		609.5
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures of loss from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Full Year 2024		Full Year 2023
	$ millions	Per Share	$ millions	Per Share
Revenues	$66,517		$77,794
Loss from operations (GAAP)	(10,707)		(773)
Operating margins (GAAP)	(16.1)%		(1.0)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(811)		(799)
Postretirement FAS/CAS service cost adjustment	(293)		(257)
FAS/CAS service cost adjustment	(1,104)		(1,056)
Core operating loss (non-GAAP)	($11,811)		($1,829)
Core operating margins (non-GAAP)	(17.8)%		(2.4)%

Diluted loss per share (GAAP)		($18.36)		($3.67)
Pension FAS/CAS service cost adjustment	($811)	($1.26)	($799)	($1.32)
Postretirement FAS/CAS service cost adjustment	(293)	(0.45)	(257)	(0.42)
Non-operating pension income	(476)	(0.74)	(529)	(0.87)
Non-operating postretirement income	(73)	(0.11)	(58)	(0.10)
Provision for deferred income taxes on adjustments [1]	347	0.54	345	0.57
Subtotal of adjustments	($1,306)	($2.02)	($1,298)	($2.14)
Core loss per share (non-GAAP)		($20.38)		($5.81)

Weighted average diluted shares (in millions)		647.2		606.1
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.